      As filed with the Securities and Exchange Commission on June 23, 2000
                   An Exhibit List can be found on page II-2.

                                                  Registration No. 333-_________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                           --------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            SALESREPCENTRAL.COM, INC.
                 (Name of small business issuer in its charter)

            NEVADA                                      91-1918742
(State or other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                         16099 N. 82nd STREET, SUITE #B1
                              SCOTTSDALE, AZ 85260
                                 (480) 922-8444
          (Address and telephone number of principal executive offices and principal place of business)


                        GKL Resident Agent/Filings, Inc.
                       1100 East William Street, Suite 207
                              Carson City, NV 89701
                                 (775) 841-0644
            (Name, address and telephone number of agent for service)


                                   Copies to:
                            Dennis J. Doucette, Esq.
                      Luce, Forward, Hamilton & Scripps LLP
                          600 West Broadway, Suite 2600
                           San Diego, California 92101
                                 (619) 699-2517
                              (619) 645-5322 (fax)


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                     ----------------
                                             CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                        REGISTERED         SECURITY(1)             PRICE               FEE
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Common Stock, $.0001 par value(2)(3)             16,352,000           $1.86              $30,414,720          $8,030
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of Common Stock, $.0001 par value(4)                   648,000           $1.86              $ 1,205,280          $  318
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Total                                                      17,000,000                              $31,620,000          $8,348
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the Registrant's Common Stock (the "Common Stock") as reported on the OTC Electronic Bulletin Board on June 22, 2000.

(2) Issuable as Put Shares or upon the exercise of Purchase Warrants issuable to the Selling Shareholder.

(3) Pursuant to Rules 416 and 457 under the Act, additional shares as may be issuable pursuant to the anti-dilution provisions of the warrants are also being registered.

(4) Issuable upon exercise of Commitment Warrants issued to the Selling Shareholder.
                                ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS                SUBJECT TO COMPLETION, DATED JUNE 23, 2000

     The information in this prospectus is not complete and may be changed.



                            SALESREPCENTRAL.COM, INC.
                         16099 N. 82nd Street, Suite #B1
                              Scottsdale, AZ 85260
                                 (480) 922-8444


                                17,000,000 SHARES


                                  COMMON STOCK


                                  THE OFFERING

     The resale of up to 17,000,000 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

     o 648,000 shares are issuable upon the exercise of the Commitment Warrants issued to Swartz Private Equity, LLC.

     o    Up to 14,865,455 shares are issuable to Swartz as Put Shares;

     o Up to 1,486,545 shares are issuable upon the exercise of Purchase Warrants issuable to Swartz.

     We will receive no proceeds from the sale of the shares by the selling shareholder. However, we may receive proceeds from the sale of shares to Swartz and, if exercised, will receive proceeds from the sale of shares issuable upon the exercise of warrants by Swartz.

                                 TRADING SYMBOL
                SREP (Over-the-counter Electronic Bulletin Board)

                                ----------------

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                ----------------

     THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY SALESREPCENTRAL.COM, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING SHAREHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS.

OUR COMPANY

     We are an online, business-to-business sales community. We designed our web site to provide a comprehensive "portal" of resources to meet the daily needs of sales professionals and corporate executives, and to provide a meeting place and commerce site dedicated to the sales community. We hope to become the home page of choice for individuals and corporate sales teams worldwide.

     The Internet has become one of the fastest-growing means of communication, reaching consumers and businesses worldwide. The Internet allows millions of users to obtain and share information, interact with each other and conduct business electronically. Jupiter Communications recently estimated that the number of Internet users worldwide will more than triple within the next five years, increasing from 200 million users as of June 19, 2000 to 600 million users in 2005. Lower computer prices, faster, easier and cheaper Internet access, improvements in the performance and speed of personal computers and modems, and an increase in the information and services available on the Internet are among the factors fueling the growth of Internet users. We believe the creation of a user-friendly portal designed to help sales professionals become more efficient and productive, with information, products and services to suit their specific needs, is an emerging market opportunity. According to Merrill Lynch, the overall market for corporate portals could grow from $4.4 billion in 1999 to more than $14 billion by 2002, with field and sales support a potential $4 billion segment of the market. We believe a properly developed, user-friendly portal designed exclusively for the sales professional could change how sales professionals do business in the future.

     Our goal is to become the home page of choice for individuals and corporate sales teams worldwide. We seek to provide the content and services necessary to make our members more productive and to give them another reason to make our site their first appointment every day. Key elements of our strategy include:

     o    offer a superior web site with superior products and services;
     o    earn the routine business expense transactions of our sales members;
     o    build brand awareness;
     o    develop our corporate-related service offerings;
     o diversify revenue streams across electronic commerce, direct marketing and advertising; and
     o    expand to international markets.

     SalesRepCentral.com, Inc., a Nevada corporation incorporated on May 12, 1999, merged into Van American Capital, Ltd. on October 26, 1999. Van American Capital, Ltd. then changed its name to SalesRepCentral.com, Inc. on November 3, 1999. Van American Capital, Ltd. was incorporated on July 23, 1998. SalesRepCentral.com, Inc. was originally incorporated to provide web portal services to sales representatives. This purpose has been continued in its new corporate identity following the date of merger. Our executive offices are located at 16099 N. 82nd Street, Suite #B1, Scottsdale, Arizona 85260, and our telephone number is (480) 922-8444. Our web site address is www.SalesRepCentral.com. Information contained on our web site or any other web site does not constitute a part of this prospectus.

                                  THE OFFERING

Common stock offered for resale                       17,000,000 shares

Use of Proceeds                                       Marketing and advertising,
                                                      salaries and other working
                                                      capital needs.

Over-the-counter Electronic Bulletin Board symbol     SREP

                                  RISK FACTORS

     THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

     THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS RELATE TO OUR FUTURE PLANS, GOALS, EXPECTATIONS AND INTENTIONS. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS LIKE "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," "SEEKS," "PRO FORMA," "PRO FORMA AS FURTHER ADJUSTED," OR "ANTICIPATES," AND SIMILAR EXPRESSIONS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

OUR BUSINESS PROSPECTS ARE DIFFICULT TO EVALUATE BECAUSE WE ARE A NEW COMPANY

     We began operations in July 1999 and launched our web site, SalesRepCentral.com, on January 4, 2000. Because we have a short operating history, it may be difficult for you to assess our growth and earnings potential. We have faced many of the difficulties that companies in the early stages of their development often face. These have included, among others:

     o    competition from larger, more established companies;
     o    limited financial resources;
     o    high marketing and other costs;
     o difficulty recruiting qualified employees for management and other positions;
     o developing and marketing a new product for which a market is not yet established and may never become established;
     o    delays in reaching our marketing goals;
     o challenges related to the development and coding of software to support our web site; and
     o    lack of sufficient customers, revenues and cash flow.

     We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

WE HAVE LOST MONEY, EXPECT FUTURE LOSSES, AND MAY NEVER BECOME PROFITABLE

     Due in large part to our development and start up costs, we have lost $742,283, as of March 31, 2000. We expect to continue to lose money until we are able to improve our revenues and/or lower our costs. You should keep in mind that there is no assurance that we will ever generate enough revenue to cover our costs and we may never earn or sustain a profit. If we continue to lose money over an extended period of time, we may be unable to expand or to continue our business.

     In connection with this report on our consolidated financial statements for the period May 12, 1999 to August 31, 1999, our independent certified public accountant expressed substantial doubt about our ability to continue operating as a going concern. This doubt was based on our low levels of cash and other material assets and our failure to establish a source of revenues sufficient to cover our operating costs. We may receive a similar opinion in connection with the next audit of our financial statements.

OUR FUTURE REVENUE AND OPERATING RESULTS ARE UNPREDICTABLE AND MAY FLUCTUATE

     Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

     o    Internet growth;
     o    demand for our services;

     o our ability to develop and introduce new products and services in response to changing market conditions and customer preferences;
     o the amount and timing of operating costs and capital expenditures relating to the growth of our business;
     o the announcement or introduction of new or enhanced products or services by our competitors;
     o technical difficulties with customers' use of our web site or service interruptions; and
     o    changes in general economic or industry conditions.

     Period-to-period comparisons of our operating results are not a good indication of our future performance. It is likely that our operating results in some periods will fall short of market expectations. If this occurs, the price of our stock may fall.

WE MAY FAIL TO GAIN MARKET ACCEPTANCE OF OUR BUSINESS MODEL, PRODUCTS AND
SERVICES

     Our future depends on the success of our business model, products and services. Our web site is designed to provide a comprehensive "portal" of resources that meet the daily needs of members of the sales community including professional sales representatives, sales managers and corporate executives, and to provide a meeting place and commerce site dedicated to the sales community. This business model is new and unproven and there is no guarantee that members of the sales community will be interested in such a service, will visit our web site or purchase any products or services. If the market does not accept our business model, products and services, our revenues and earnings will not grow and we may never become profitable. It is difficult to predict the future growth of our business, if any, and the size of the market for our products and services because the market is new and evolving.

WE MAY NEED ADDITIONAL FINANCING, WHICH MAY OR MAY NOT BE AVAILABLE

     We believe the proceeds from the Investment Agreement may be sufficient to meet our cash requirements and current plans over the next 12 months. Our ability to raise funds under the Investment Agreement is subject to certain conditions, however, including, among others, an effective registration statement covering the resale of the shares sold under the Investment Agreement, the price of the stock and a limitation on our ability to issue shares based on the volume of trading in the common stock. There is no guarantee that the conditions required to raise funds under the Investment Agreement will be met. If we are unable to raise funds under the Investment Agreement, our financial condition could be harmed.

     We anticipate that we can meet future cash needs with improved product and advertising sales, sponsorship and partner revenues, services revenue, the sale of equity securities and/or debt financing. There is no guarantee, however, that we will be able to meet our cash requirements from these sources. If our capital requirements or cash flow vary significantly from our current estimates or if unforeseen circumstances occur, we may require additional financing sooner than we currently anticipate. Our failure to raise these funds may:

     o    restrict our growth;
     o limit our development of new products or services or improvements to existing products and services;
     o    limit our ability to take advantage of future opportunities;
     o    lessen our ability to compete; and
     o    limit our ability to continue operations.

     There is no assurance that additional financing will be available, if needed, or that it will be available on attractive terms. In addition, any sale of equity securities may involve substantial dilution to our then-existing shareholders. Rising interest rates could increase the costs of any debt financing.

WE MAY FACE SIGNIFICANT COMPETITION

     Competition from other sales-related software, service or web companies is significant and we expect it to grow as vertical web marketing trends grow. Our customers' needs and the technology available to meet those needs are constantly changing. Therefore, we must be able to respond to these changes to be competitive. Our competitors may have a longer operating history, larger customer base and greater financial, marketing and other resources than we have. This may make it easier for them to respond more quickly to new or changing opportunities, technologies or customer needs. Our competitors may also develop products and services that are better than ours or that achieve greater market acceptance. We may never be able to capture and maintain the market share necessary for growth and profitability and there is no guarantee that we will be able to compete successfully against current or future competitors.

WE MAY BE UNABLE TO OBTAIN PRODUCTS FROM OUR VENDORS

     We rely on the sale of certain merchandise and products on our web site for a portion of our total revenues. Although we will take steps to try to ensure that these products are available, there is no guarantee that the products will be available from manufacturers or distributors when needed. If certain products become unavailable or if we are unable to obtain sufficient amounts of products to meet customer demand, our business, operating results and financial condition could be harmed.

WE MAY NEED TO FIND ALTERNATIVE SERVICE PROVIDERS

     We have developed alliances and partnerships with various companies. These companies provide technology, software, information, access and other services that improve and add to the products and services we are able to offer. If any of these companies end their relationship with us, we would need to find an alternative source for the products and/or services they provided. If we are unable to find another source or one that is comparable, the content and quality of the products and services we offer could suffer. If this occurs, our business, operating results and financial condition could be harmed.

WE DO NOT HAVE POLICIES OR PROCEDURES FOR RESOLVING CONFLICTS OF INTEREST

     One of our officers, directors, and largest shareholders, Mr. Ralph Massetti, is also a director of Regency Group Ltd. Mr. Massetti devotes roughly 5% of his time to Regency Group Ltd., for whom he provides limited consulting services, and the balance of his time to us. We have not established any polices or procedures for resolving current or potential conflicts of interest between the company and its management or management-affiliated entities. There is no guarantee that Mr. Massetti will resolve any conflicts of interest in our favor.

ONE OF OUR OFFICERS AND DIRECTORS CONTROLS 56% OF OUR COMMON STOCK

     As of June 15, 2000, Mr. Ralph Massetti owned approximately 56% of our outstanding common stock. Mr. Massetti would be able to significantly influence all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control of our company and may make some transactions more difficult or impossible to complete without his support.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE

     We currently intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future dividends will depend on our earnings, if any, and our financial requirements.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO KEEP PACE WITH ADVANCES IN TECHNOLOGY

     To be successful, we must be able to adapt to rapidly changing Internet technologies by continually enhancing our products and services and introducing new services to meet our customers' changing needs. If we need to modify our products and services, we could incur significant costs. If we are unable to adapt, our existing web site, services and technology could become obsolete and our customers may switch to the products and services of our competitors. Higher costs, fewer customers and lower revenues could negatively affect our business, results of operation and financial condition.

OUR BUSINESS DEPENDS ON THE CONTINUED GROWTH OF THE INTERNET

     Our future success depends in part on the continued growth of the Internet. Rapid growth in the use of, and interest in, the Internet is a recent phenomenon and it may not continue. Our business could be harmed if any of the following occur:

     o the use of the Internet does not continue to grow or grows slower than expected;
     o the Internet's infrastructure does not effectively support the growth that may occur; and
     o the performance and reliability of the Internet suffers as usage grows.

GOVERNMENT REGULATION MAY AFFECT HOW WE DO BUSINESS IN THE FUTURE

     Due to the increasing popularity and use of the Internet, a number of laws and regulations may be adopted covering issues such as user privacy, taxation of goods and services provided on the Internet, intellectual property, content and quality of goods and services, and information security. These laws and regulations could decrease the growth of the Internet and the demand for our products and services and could increase our costs. The applicability of existing laws to the Internet is also uncertain.

WE MAY BE UNABLE TO PROTECT OUR TRADEMARKS AND PROPRIETARY RIGHTS

     Our ability to compete depends on our systems and technology. We have no patents or registered trademarks. Although we have taken steps to protect our proprietary rights and intellectual assets, unauthorized parties may attempt to copy aspects of our services or obtain and use information we consider proprietary. Policing the unauthorized use of our proprietary rights is difficult. We cannot guarantee that no harm or threat will be made to our intellectual property. The misappropriation of our intellectual property or potential litigation to enforce our rights could increase our costs and harm our business.

WE MAY UNINTENTIONALLY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS

     We may be subject to claims alleging that we have infringed on the proprietary rights of others. These claims could result in significant damages. Even if any of these claims ultimately prove to be without merit, the time and costs associated with defending such claims could harm our business.

OUR ONLINE SECURITY MEASURES MAY FAIL

     Our relationships with our customers and our business may be negatively affected if the security measures we use to protect the privacy of personal or confidential information do not work. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptions. Someone who is able to get around our security measures could also misappropriate our proprietary information. We may need to incur significant costs to protect against security breaches or to resolve problems caused by any breaches. There is no guarantee that we will be able to prevent any security breach, and our failure to do so could harm our reputation, operations and financial condition.

WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES OR KEY PERSONNEL

     Our future success depends on our ability to find, hire, train, motivate and keep highly qualified technical, managerial and other personnel. The competition for qualified employees is high and we may be unable to attract, assimilate, motivate and keep the personnel we need. This could have a negative affect on our business, operating results and financial condition.

     We rely heavily on the performance of our executive officers and key technical and graphic employees. We do not have employment agreements or "key person" life insurance policies on any of our officers or other employees. If we lose the services of any of our executive officers or key employees, it could harm our business.

OUR STOCK PRICE MAY BE VOLATILE

     The stock market in general, and the stock prices of technology and Internet-related companies in particular, have experienced dramatic fluctuations that have often been unrelated to the operating performance of any particular company or companies. In addition, small company stock prices have tended to be volatile due to their less certain growth prospects, the lower degree of liquidity in the markets for such stock, and the greater sensitivity of small companies to changing economic conditions. These market fluctuations could cause the price of our stock to go down regardless of our actual operating performance, and you could lose all or a part of your investment.

FUTURE SALES OF COMMON STOCK COULD CAUSE OUR STOCK PRICE TO GO DOWN

     The sale of a large number of our shares, or the perception that such a sale may occur, could lower our stock price. These sales may make it more difficult for us to sell equity securities in the future at a time and price that we consider appropriate.

     As of June 15, 2000, 10,282,761 shares of our common stock may be considered "restricted securities" and may only be sold pursuant to a registration statement, in compliance with Rule 144 of the Securities Act of 1933, as amended, or pursuant to another exemption from registration. Many of these shares will be eligible for sale in the public market by the end of 2000 or in early 2001.

THERE ARE RULES FOR LOW-PRICED STOCKS THAT MAY AFFECT YOUR ABILITY TO RESELL YOUR SHARES

     Our common stock is currently considered "penny stock" under federal securities laws. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors. These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.

WE MAY INCUR SUBSTANTIAL COSTS UNDER OUR INDEMNIFICATION POLICY

     Under certain circumstances, we may indemnify (secure against loss or damages) our officers, directors and agents against attorney's fees and other expenses they incur and judgments against them in any litigation that are due to their association with us or activities on our behalf. We may also incur the expenses of such litigation or of any of our officers, directors, employees or agents if they promise to repay the expenses should it later be determined that they are not entitled to indemnification. We may incur substantial costs under this policy, which we may be unable to recover even if entitled to do so.

WE EXCLUDE CERTAIN LIABILITIES ON THE PART OF OUR DIRECTORS

     We exclude personal liability on the part of our directors for monetary damages for breach of fiduciary duty, except in certain cases. This means we will have a more limited right of action against our directors than we would otherwise have. This will not, however, affect the liability of any director under federal or applicable state securities laws.

WE HAVE DISCRETION ON HOW TO USE ANY PROCEEDS FROM THIS OFFERING

     Our management has broad discretion on how to spend any proceeds we receive from this offering and may spend the proceeds in ways that differ from the proposed uses in this prospectus. Our shareholders may not agree with our spending decisions. If we fail to spend the proceeds effectively, our business and financial condition could be harmed.

                                 USE OF PROCEEDS

     We expect to sell to Swartz Private Equity, LLC, subject to effective registration and applicable volume and other limitations, up to $30,000,000 of common stock under the Investment Agreement. Additional amounts may be received if the warrants to purchase common stock are exercised. Net proceeds are determined after deducting all expenses of the offering (estimated to be $53,673).

     We intend, in the following order of priority, to use the net proceeds from this offering (excluding proceeds from warrant exercises), if any, as follows:

Expenses of Financing

         Expenses of Registration, Issuance, and Distribution     $      53,673

Working Capital

         Rent                                                     $     632,000
         Salaries                                                     8,400,000
         Content                                                      1,900,000
         Utilities                                                      180,000
         Internet Bandwidth Expenses                                    234,000
         Software Licensing                                             450,000
         Computer Equipment                                             400,000
         Consulting Services                                            360,000
         Legal & Accounting Expenses                                    350,000
         Marketing & Advertising                                      7,200,000
         Benefits & Insurance                                         2,200,000
         Magazine Development and Promotion                           2,100,000
         Other Working Capital Needs                                  5,540,327
                                                                  --------------

                  Total Proceeds                                  $  30,000,000
                                                                  ==============

     The amount and timing of working capital expenditures may vary significantly depending upon numerous factors, such as:

     o    development and coding expenses;
     o    the development of marketing and sales resources;
     o    administrative and legal expenses; and
     o    other requirements not now known or estimable.


                           PRICE RANGE OF COMMON STOCK

     Our common stock is currently traded on the OTC Bulletin Board under the symbol "SREP," following our name change on November 3, 1999. The following table shows the high and low closing bid prices for our common stock, as reported on the OTC Bulletin Board. Historical price information is not available for the common stock of our predecessor Van American Capital, Ltd., which traded under the trading symbol "VMRC." The market represented by the OTC Bulletin Board is extremely limited and the price for our common stock quoted on the OTC Bulletin Board is not necessarily a reliable indication of the value of our common stock. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

   YEAR                   PERIOD         HIGH             LOW


   Fiscal Year 1999      First Quarter   No trading data is available for "VMRC"
   FOR "SREP"            Second Quarter  9.625          2.250
                         Third Quarter   9.750          3.687
                         Fourth Quarter  4.500           .781 (as of 06/15/2000)

     As of June 15, 2000, our shares were held by approximately 122 shareholders of record, not including the holders that have their shares held by a depository trust in a "street name."


                                 DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS."

OVERVIEW

     SalesRepCentral.com, a Nevada corporation (the "Company"), is an early growth stage company and plans to be the Internet's leading on-line sales community, targeting professional sales representatives, corporate executives and business managers/owners.

     We are designed to provide a comprehensive "portal" of resources that meet all the daily needs of the professionals in our target group and to provide a legitimate meeting place and commerce site dedicated to their field of expertise.

     Our portal network consists of a main, or homepage, that delivers up-to-the-minute news, stock quotes, weather, events and sales-related information.

     We have a limited operating history on which to base an evaluation of our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. To address these risks, we must establish, maintain and expand our customer base, implement and successfully execute our business and marketing strategy, provide superior customer service, anticipate and respond to competitive developments and attract, retain and motivate qualified personnel. We cannot assure that we will be successful in addressing these risks, and our failure to do so could have a negative impact on our business, operating results and financial condition.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2000

     Total operating expenses from continuing operations were $203,708 for the three months ended March 31, 2000.

     Increased operating expenses in the current period are a result of professional fees, consulting fees and other expenses related to product research, development and marketing.

LIQUIDITY AND CAPITAL RESOURCES

     The Company plans to satisfy its cash needs for the next twelve months by combining a variety of revenue sources derived from the products and services offered through the Company's web site, strategic partnership investments to the Company, advertising revenue, and contributions made to working capital from funds raised through the Investment Agreement.

     We expect that additional funds above and beyond those expected from revenue projections will be needed to meet current and expected operating costs and expenses of the Company during the next twelve months and possibly beyond that time. We plan to use the funds from the Investment Agreement to meet those funding needs. No assurance can be made that funds will be available under the Investment Agreement, as we must meet certain requirements in order to obtain those funds and cannot guarantee that we can meet those requirements.

     We expect continual product development to the Company's web site through the next twelve months as the Company's web site is the principal product by which communication and commerce is exchanged with its customers. We are budgeting a reasonable portion of the capital available to meet the competitive and customer satisfaction development needs of the web site so that the capital works to meet the growth and revenue projections of the Company.

     We expect an increase in the Company's officers from three to five and an increase in the number of employees from 15 to approximately 30 over the next three years.

                                    BUSINESS

OVERVIEW

     We are an online, business-to-business sales community. We designed our web site to provide a comprehensive "portal" of resources to meet the daily needs of sales professionals and corporate executives, and to provide a meeting place and commerce site dedicated to the sales community. We hope to become the home page of choice for individuals and corporate sales teams worldwide.

     We initially launched our web site on January 4, 2000. After some design improvements, we relaunched the site on February 28, 2000. We currently have 10 "channels" offering products and services ranging from a full service investment center and travel services to an online shopping mall and live discussion areas. We have designed each channel with the unique needs of the sales professional in mind. In addition to our channels, sales professionals can visit our site to get up-to-date news and weather information, as well as daily sales tips and sales-related articles. We also offer members the flexibility to customize their home page with their favorite resources and information.

     Membership in SalesRepCentral.com is free. Our revenues come from the products and services we provide, as well as from advertising. We plan to continue introducing new products and services designed to meet the changing needs of sales professionals.

     SalesRepCentral.com, Inc., a Nevada corporation incorporated on May 12, 1999, merged into Van American Capital, Ltd. on October 26, 1999. Van American Capital, Ltd. then changed its name to SalesRepCentral.com, Inc. on November 3, 1999. Van American Capital, Ltd. was incorporated on July 23, 1998.

     SalesRepCentral.com, Inc. was originally incorporated to provide web portal services to sales representatives. This purpose has been continued in its new corporate identity following the date of merger.

INDUSTRY BACKGROUND

     INTERNET GROWTH. The Internet has become one of the fastest-growing means of communication, reaching consumers and businesses worldwide. The Internet allows millions of users to obtain and share information, interact with each other and conduct business electronically. Jupiter Communications recently estimated that the number of Internet users worldwide will more than triple within the next five years, increasing from 200 million users as of June 19, 2000 to 600 million users in 2005. Lower computer prices, faster, easier and cheaper Internet access, improvements in the performance and speed of personal computers and modems, and an increase in the information and services available on the Internet are among the factors fueling the growth of Internet users.

     The widespread adoption and interactive nature of the Internet have created new opportunities for conducting business online and are changing the way companies do business. Many businesses have begun to realize the commercial potential the Internet offers. For example, advertisers are using the Internet to reach consumers in a new way. According to Jupiter Communications, worldwide Internet advertising revenues could increase from $4.3 billion in 1999 to more than $28 billion by 2005. More recently, technological advances have made commercial transactions over the Internet possible, creating the opportunity for business-to-business and business-to-consumer electronic commerce. From 1999 to 2004, Forrester Research estimates the sale of goods and services over the Internet in the United States could increase from around $20 billion to roughly $184 billion.

     THE NEED FOR EASY ACCESS TO PERSONALIZED, RELEVANT INFORMATION. As the amount of information available on the Internet has grown, it has became more difficult for users to access and find the information that is most useful and relevant to their needs. Internet portals initially offered a limited number of services. In response to consumer demand, many portals now provide access to a combination of Internet services and are quickly becoming the single destination for all of the search, information, communication and commerce needs of Internet users. These portals have sought to differentiate themselves by the services and content they provide.

     We believe the creation of a user-friendly portal designed to help sales professionals become more efficient and productive, with information, products and services to suit their specific needs, is an emerging market opportunity. According to Merrill Lynch, the overall market for corporate portals could grow from $4.4 billion in 1999 to more than $14 billion by 2002, with field and sales support a potential $4 billion segment of the market. We believe a properly developed, user-friendly portal designed exclusively for the sales professional could change how sales professionals do business in the future.

OUR SOLUTION

     We have developed a portal or web site exclusively for the sales community, including professional sales representatives, sales managers and corporate executives. We designed the site to create a user-friendly, informative and personalized experience while providing our members with the time savings and convenience of doing business online. Our sales portal was created by former sales professionals and designed to offer everything that a sales professional needs to be successful. It offers comprehensive content, education and technologies in combination with unique tools, resources, services and strategic partnerships. Since we do not try to promote a particular product and are not owned by a software company, we can serve as an independent, unbiased resource for sales professionals.

     Our portal offers sales professionals the following key benefits:

     o    a one-stop resource for their sales-related needs;
     o    remote access while traveling;
     o    personal rewards program through our RepPoints(TM) program;
     o    interaction with other members of the sales community;
     o    a source for professional products and services;
     o    professional development resources; and
     o    convenience.

OUR STRATEGY

     Our goal is to become the home page of choice for individuals and corporate sales teams worldwide. We seek to provide the content and services necessary to make our members more productive and to give them another reason to make our site their first appointment every day. Key elements of our strategy include:

     OFFER A SUPERIOR WEB SITE WITH SUPERIOR PRODUCTS AND SERVICES. We seek to provide a superior user experience through distinct and innovative technologies, content and services. Our future success will depend on our ability to compete and to offer products and services that the sales community perceives to be superior to our competitors. We will continually strive to find, hire, train and keep qualified personnel to design our web site. We will also try to enhance and add to the products and services we offer to keep pace with changing technologies and customer preferences and to seek additional strategic partnerships that will allow us to offer new and improved services.

     EARN THE ROUTINE BUSINESS EXPENSE TRANSACTIONS OF OUR SALES MEMBERS. Sales professionals routinely incur expenses related to travel, lodging, rental cars, communications, product sales and entertainment. To encourage sales professionals to use their expense accounts on the products and services we offer on our web site, we reward members for purchases and/or activity on our site with RepPoints(TM), our proprietary loyalty program.

     BUILD BRAND AWARENESS. We believe that building increased brand recognition is critical to our ability to add to our current membership and to increase our attractiveness to manufacturers, service providers and advertisers. We intend to increase brand awareness through a combination of online and offline advertising and promotional activities. Specifically, our sales and marketing strategy entails the continuation of our nationwide, industry-focused advertising campaign using both print and web-based advertisements.

     DEVELOP OUR CORPORATE-RELATED SERVICE OFFERINGS. Customized corporate portals are a growing segment of the market, especially those developed to support a company's sales resources. We plan to continue to try to attract corporate clients with our dedicated, in-house sales team.

     DIVERSIFY REVENUE STREAMS ACROSS ELECTRONIC COMMERCE, DIRECT MARKETING AND ADVERTISING. We believe our revenue model is unique. Unlike many web sites, ours does not rely entirely on advertising revenues. Instead, our revenue model is based almost entirely on e-commerce. Our revenues, if any, will come from the sale of products and services we offer, the development of custom corporate portals and revenue sharing arrangements, as well as from advertising.

     EXPAND TO INTERNATIONAL MARKETS. We eventually hope to expand our operations to international markets to take advantage of the Internet's global opportunities.

PRODUCTS AND SERVICES

     Our web site features ten "channels" that offer a variety of products and services. The channels address the professional and business needs of members of the sales community and include the following:

CHANNEL                   FEATURES
------------------- ------------------------------------------------------------


COMMUNITY           o    Bulletin boards for member interaction also featuring
                         sales and marketing professionals

GOLF                o    Professional golf tips, golf news, tournament
                         schedules, ability to book online tee times, a complete pro-shop, and a USGA-sanctioned golf club

INVESTING           o    Full service investment center with advice, education,
                         news, stock ticker and the ability to customize investment portfolios

LENDING             o    Mortgage products and lending services specific to
                         commission-based professionals

MY ACCOUNT          o    Member account information, order status, personal
                         preferences for member's "My SalesRepCentral" page and a detailed account of member's RepPoints(TM) (our incentive and loyalty rewards program)

NEWS                o    Latest headlines on initial public offerings, the
                         stock market, world events, business acquisitions, appointments of new sales executives, sports scores, mergers, entertainment, health and politics

SALESREPMALL        o    Online store featuring a wide variety of products for
                         the sales professional such as organizers, software, business accessories and golf clubs

SALESRESOURCE       o    Information on education, training, business resources,
                         tips & tricks, inspiration, call scripts, sales forms, seminars, conventions and prospecting lists

TEAM ROOM           o    An easy-to-use, fast to set up, online collaborative
                         tool that functions as a home base for sales teams with project planning and management, team calendaring, task and decision management, online discussion and real-time chat

TRAVEL              o    Full service travel center for both business and
                         personal travel with reservations, travel merchandise, travel tips, news and city guides

     We also offer "Custom Corporate Portals," which we develop specifically for individual companies. While we host the site, it is designed to match the look of the individual company. The company's sales team members can access this portal each day to participate in team meetings, track team projects, read the latest news on their industry and company, access their Intranet and much more. These sites will also be linked to our mall so that potential customers can find the various products and services that we offer on our web site.

     Banner advertising, promotional spotlights and channel sponsorships are other services we offer. These services allow advertisers to maximize the visibility of their products by placing ads in strategic locations. Our channels offer highly targeted opportunities for our advertising partners.

CUSTOMERS

     In 1999, there were more than 10 million sales and marketing professionals in the United States at the executive level that we target. They spent over $2 billion and approximately 82% used the Internet daily. These professionals have disposable income, expense accounts, and busy lives. They need convenient, time saving access to information about the latest sales and marketing tools and related information. These are our potential customers.

     Our customers also include various companies for whom we have developed customized corporate portals, as well as companies that advertise or sponsor channels on our web site. Our custom corporate portal customers, with whom we have mostly oral agreements, include:

     o    American Medical Capital
     o    Avnet Computer
     o    Border to Border Incorporated
     o    Boston Credit Corporation
     o    Coleman Spas
     o    Computer Associates
     o    Cooley Group USA
     o    Creative Business Concepts
     o    Hub Construction Co.
     o    InfoImage
     o    Insight
     o    Kenda
     o    Knowledgenet
     o    Panasonic
     o    Xerox

SALES AND MARKETING

     Our sales efforts target sales professionals and corporate executives. To reach the independent sales representative, we advertise on airport billboards in eleven major cities, in various magazines including in-flight airline magazines and sales industry periodicals, and use millions of Internet banner ad impressions per month. To reach potential corporate clients, we use a dedicated, in-house sales team. This team seeks out senior corporate executives and sales managers who may be interested in our custom corporate portals and related services.

DISTRIBUTION

     We use multiple distribution channels to market our products and services including:

     o    our web site;
     o    custom corporate portals;
     o    our toll-free, customer service phone number;
     o    our traditional "brick & mortar" location;
     o    direct outbound sales efforts;
     o    co-marketing opportunities;
     o    manufacturers and distributors; and
     o    our upcoming magazine and wireless initiatives.

COMPETITION

     Competition from sales-related software, service or web companies is significant and we expect it to grow as vertical web marketing trends grow. A number of companies have recently launched web sites or other initiatives that try to address the needs of the sales professional. These companies typically fall into one of three categories:

     o software companies trying to increase sales of their core products or software applications or to reduce the effects of the Internet on their software sales;

     o training companies trying to strengthen their credibility or fill more seats at their training seminars; and

     o publishing companies trying to increase the circulation of their sales and sales-related magazines.

     Some of our specific competitors include Sales.com, Inc., Markette, Inc. (salesguy.com), Interact Commerce Corporation (interact.com), Selling Power Magazine (sellingpower.com), and Salesforce.com, Inc. Of course, other competitors may emerge in the future.

     Our ability to compete depends on many factors, some of which may be out of our control. These factors may include: the quality of content, the ease of use of online services and the timing and market acceptance of new and enhanced online services. We believe we generally compete favorably with respect to each of these factors. However, some of our existing and potential competitors have longer operating histories, larger customer bases and greater financial, marketing and other resources than we have. There is no guarantee that sales professionals will consider our web site and the products and services we offer to be superior to those of our competitors or that we will be able to compete successfully against current or future competitors.

STRATEGIC BUSINESS PARTNERSHIPS

     We have developed alliances and partnerships with various companies that offer services we consider crucial to the success of the sales professional. We believe these partnerships help improve the products and services we offer and provide valuable co-marketing opportunities and exposure. Some of our partnerships include:

     o Thoughtstar Inc., the developer of QuickTeam and QuickTeam Professional software. QuickTeam is an online workspace that allows users to communicate, collaborate and contribute to ongoing projects within and across organizations. It features live chat, an online team site, surveys and voting, contact manager, event calendar, team news, home page customization, project scheduling and task management. QuickTeam Professional is an enhanced version that includes instant messaging capabilities, e-mail notification, database integration, paging and the ability to work off-line. These applications should give us the ability to create customized corporate workspaces that allow sales managers to communicate privately and securely with their sales force.

     o ON24, a leading financial multimedia network. Our partnership with ON24 will allow our members to access broadcast information on their investment portfolios when they click on any ON24 news headline on our web site.

     o Switchboard Inc., an Internet directory and local merchant network. Switchboard Inc. will provide a custom-designed version of its yellow and white pages on our web site. Members will be able to locate the businesses and services they most often use and need when traveling.

     o Net2Phone, a leading provider of voice-enhanced Internet communications services. Net2Phone provides PC-to-phone, PC-to-PC, and PC-to-fax calling, as well as voice e-mail. Net2Phone offers these services for free or at reduced rates. Members may use Net2Phone to cut expenses while staying in touch with their customers.

     o HealthAxis.com, an online provider of individual and small group medical and health insurance. Through our portal, members and visitors to our site may buy health insurance and receive information and services to help them choose the proper coverage.

     In addition to these specific partnerships, we have oral and written agreements related to our products and services with various other entities. These entities include, among others, individual news aggregators and media providers, newspapers, magazines, authors, speakers and national columnists, software and hardware companies, Internet companies, training companies and financial institutions.

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

     Our intellectual property includes trademarks, copyrights, trade secrets and other proprietary rights. We believe that our intellectual property is important to our success and we try to protect it. We rely on a combination of trademark, trade secret and copyright law to protect our propriety rights. We have no patents, nor do we currently have any confidentiality or similar agreements in place with any of our employees. To date, we have sought to protect our copyright and trademark rights by placing a standard trademark or copyright notice in the appropriate places. We have also hired legal counsel to help us better protect our intellectual property and filed for trademark protection. However, the steps we take to protect our intellectual property may be inadequate. Unauthorized parties may try to disclose, obtain or use our proprietary information, which could harm our business. Others may also claim that we have violated their proprietary rights. This could subject us to significant liability for damages and invalidate our proprietary rights. Any efforts to protect or defend our rights could be time-consuming and costly. Other parties may also independently develop similar or competing technology.

RESEARCH AND DEVELOPMENT

     We spent $316,000 on research and development during the period from July 1, 1999, through March 31, 2000, all of which we intend to recoup from customers through normal business operations, fees and markups. We expect to continue to commit significant resources to research and development in the future. The market for our products and services is characterized by rapid technological change, frequent new product and service introductions, and rapidly changing customer needs and industry standards. To be successful in the future, we must be able to anticipate changes, enhance our current products and services, develop and introduce new products and services that keep pace with changing Internet technologies and address the increasingly sophisticated needs of our customers.

GOVERNMENT REGULATION

     Due to the increasing popularity and use of the Internet, the United States government and the governments of various states and foreign countries may attempt to regulate activities on the Internet. They may adopt new laws and regulations or try to apply existing laws to Internet activities. A number of laws and regulations may be adopted to cover issues such as user privacy, advertising, intellectual property, pricing, content and quality of goods and services, taxation and information security. New tax regulations, if adopted, may increase our sales, use and income taxes. Due to the global nature of the Internet, it is possible that, although we principally operate our business in Arizona, the governments of other states and foreign countries may try to regulate our business and may require that we qualify to do business as a foreign corporation in their state or country. The growth of the Internet and the volume of business transacted on the Internet may also prompt stricter consumer protection laws. Some states have already proposed new laws to limit the use of personal user information obtained online or to require online services to establish privacy policies.

     The applicability of existing laws to the Internet is also uncertain. Many laws that may be relevant to our business were adopted before wide use of the Internet. These laws do not contemplate or address the unique issues of the Internet and related technologies. Because of the rapidly evolving and uncertain regulatory environment, we cannot predict how new or existing laws and regulations might affect our business. These uncertainties make it more difficult to ensure compliance with the laws and regulations that govern our business and the Internet. They may also decrease the growth of the Internet and the demand for our products and services and could increase our costs or force us to change how we do business.

EMPLOYEES

     As of June 15, 2000, we had 18 full-time employees including six in design and development, five in sales, three in management, and two each in marketing and administration. We currently plan to hire approximately eight more employees in the near future to work in our sales, marketing and development departments. We believe our future success will depend in part on our ability to attract, train, keep, integrate and motivate qualified personnel in a highly competitive employment market, and on the continued service of our executive officers and key technical and graphic employees. From time to time we may hire independent contractors to support our accounting, web development, acquisitions, investor and public relations and telemarketing efforts. We believe that we have good relations with our employees. We have never had a work stoppage, and none of our employees are represented by a labor union.

FACILITIES

     Our corporate offices are located in Scottsdale, Arizona, where we sublease approximately 6,293 square feet of general office and warehouse space. Our sublease is with Aquarius Medical Corporation, a Delaware corporation. The sublease ends on January 31, 2001, subject to annual renewal. The monthly lease payment is $7,700. While our current offices are adequate for the near term, we plan to begin looking for new space in the next several months that will support our potential growth.

LEGAL PROCEEDINGS

     From time to time, we may be involved in litigation arising out of our ordinary course of business. We are not currently involved in any material legal proceedings.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to our directors and executive officers.

            Name                    Age               Position
    --------------------------- ----------- -------------------------------
    Ralph Massetti              34          President, Director
    Todd Sumney                 35          Vice President - Marketing
    Greg Reeve                  37          Vice President - Sales

     RALPH MASSETTI, PRESIDENT & CEO, has served in this capacity since the inception of SalesRepCentral.com. Previous to SalesRepCentral.com's founding he served from March 1998 to May 1999 as a Consulting Marketing Specialist for Computer Associates, Inc., marketing enterprise management software solutions at the officer level among the nation's largest organizations. He was a stockbroker for Dean Witter Reynolds, Inc. from March 1997 to March 1998 and an Account Executive for Commerce Clearing House from September 1994 to September 1996. He has earned a Bachelors of Science in Management and is currently in progress of both an MBA and Masters in Finance with a specialization in High Technology. He has extensive Internet and technical training and experience.

     GREG REEVE, VICE PRESIDENT OF SALES, has over 14 years of sales development, sales management, and operations-related experience. He was appointed to his present position on February 13, 2000. From January 1, 2000 until February 12, 2000, he was a consultant for the Company. Formerly a regional vice president with Computer Associates International Inc. from June 1996 to February 2000, he was responsible for recruiting, hiring, and training sales personnel, as well as negotiating and maintaining contracts for software applications, services and product training. He was an Account Manager with Mastering Computers from September 1995 to June 1996, and a Sales Manager with First Portland Corp. from February 1993 to September 1995.

     TODD SUMNEY, VICE PRESIDENT OF MARKETING, oversees the continuing development of the Company's sales business-to-business web portal. Todd was appointed to his current position on May 1, 2000, previously serving as Director of Marketing from February 15, 2000 to April 30, 2000 and as a consultant from January 1, 2000 to February 14, 2000. He was a Vice President at Young Associates from September 15, 1999 to December 31, 1999 and a Vice President at The M. Group Graphic Design, Inc. from September 15, 1989 to September 15, 1999.

DIRECTOR COMPENSATION

     Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

     The compensation and benefits program of the Company is designed to attract, retain and motivate employees to operate and manage the Company for the best interests of its constituents.

     Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for the Company's goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance and plans for a stock option program.

     The following table sets forth compensation information for services rendered to the Company by certain executive officers in all capacities during each of the prior three fiscal years. Other than as set forth below, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                               SUMMARY COMPENSATION TABLE


                                      ANNUAL COMPENSATION                      LONG TERM COMPENSATION

                                                                                  AWARDS             PAYOUTS

                                                             OTHER        RESTRICTED   SECURITIES
                                                             ANNUAL         STOCK      UNDERLYING      LTIP        ALL OTHER
                                    SALARY      BONUS     COMPENSATION      AWARDS    OPTIONS/SARS    PAYOUTS    COMPENSATION
 NAME AND POSITION       YEAR         $          $             $              $            #             $             $

Ralph Massetti,         1999*       144,000      0.00         0.00          0             0            0.00          0.00
President/CEO

* Ralph Massetti became President and CEO of the Company on October 27, 1999. Mr. Massetti's annual salary decreased from $144,000 per year to $108,000 per year beginning on April 1, 2000.

     No options have been granted to any of the persons named in the "Summary Compensation Table" during the Company's fiscal year ended June 30, 1999.

     No options were exercised by any of the persons named in the "Summary Compensation Table" during the Company's fiscal year ended June 30, 1999.


                              CERTAIN TRANSACTIONS

     Ralph Massetti, Director, President and Chief Executive Officer of the Company, received 8,898,750 shares of the Company in the merger transaction which occurred on October 27, 1999, as he was a major shareholder of SalesRepCentral.com prior to the merger. Mr. Massetti held 20,000,000 common shares of SalesRepCentral.com; there were 20,750,000 common shares outstanding.

     Ralph Massetti is also a director of Regency Group Ltd. where he devotes approximately five percent of his time.

     The Company has a loan of $2,500 to Andy Gray, Art Director of the Company, currently outstanding.

     The Company previously loaned Greg Reeve, Vice President of Sales, $50,000 for a one-week period which has been repaid.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of June 15, 2000, (a) by each person who is known by us to own beneficially more than 5% of our common stock, (b) by each of our directors, and (c) by all of our officers and directors as a group. Each person's address is c/o SalesRepCentral.com, Inc., 16099 N. 82nd Street, Suite #B1, Scottsdale, AZ 85260.

           Name and Address of Beneficial Owner       Shares Beneficially Owned  Percentage of Class(1)
    ------------------------------------------------ -------------------------- -----------------------
    Ralph Massetti, Director, President and
       Chief Executive Officer                                       8,898,970                 56.09%

    Greg Reeve, Vice President - Sales                                   3,730                  *

    Todd Sumney, Vice President - Marketing                                112                  *

    All Executive Officers and Directors (3 persons)                 8,902,802                 56.11%

---------------
(1) Based on a total of 15,866,762 outstanding shares of common stock as of June 15, 2000.
*   Less than 1%.


                            DESCRIPTION OF SECURITIES

     The following description of the capital stock of SalesRepCentral.com and certain provisions of its Amended and Restated Articles of Incorporation is a summary and is qualified in its entirety by the provisions of the Amended and Restated Articles of Incorporation which have been filed as exhibits to SalesRepCentral.com's registration statement, of which this prospectus is a part.

     The Company's Amended and Restated Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of preferred stock, $.001 par value per share.

COMMON STOCK

     As of June 15, 2000, there were 15,866,762 shares of common stock outstanding held by approximately 122 shareholders of record. Holders of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Subject to preferences that may be available to the holders of outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, and subject to the rights of the holders of outstanding shares of preferred stock, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding common stock is, and the shares offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

PREFERRED STOCK

     As of June 15, 2000, there were 14,865 shares of preferred stock outstanding held by 3 shareholders of record. Each preferred share will automatically convert to 1,000 shares of common stock of the Company and carry a liquidation right which is superior to the rights of the holders of our common stock.

ISSUANCE OF ADDITIONAL SHARES

     Additional series of preferred shares and additional classes of shares may be issued from time to time as the Board of Directors may determine in their sole judgment and without the necessity of action by shareholders.

WARRANTS

     The Company issued warrants for 648,000 shares of common stock at an initial exercise price of $1.88 per share to Swartz Private Equity in connection with the Investment Agreement of June 9, 2000. The warrants are subject to a provision which resets the exercise price at the lowest closing price of the

Company's common stock for the five trading days ending on each six-month anniversary of the date of issuance of the warrants. Additional warrants exercisable for common stock are issuable to Swartz Private Equity under the Investment Agreement.

     None of the warrants have been exercised to date.

REGISTRATION RIGHTS

     Registration rights exist for the common stock and the common stock underlying the warrants issuable to Swartz Private Equity under the Investment Agreement and which are being registered on the Company's registration statement, of which this prospectus is a part. The Company will pay for the all expenses incurred in connection with this registration.

CERTAIN PROVISIONS OF NEVADA LAW AND CHARTER DOCUMENTS

     Under the Nevada General Corporation Law and our Amended and Restated Articles of Incorporation and our By-Laws, our directors will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     The effect of this provision in our Amended and Restated Articles of Incorporation and By-Laws is to eliminate the rights of our company and our shareholders (through shareholder's derivative suits on behalf of our company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
(vi) above. This provision does not limit nor eliminate the rights of our company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our By-Laws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

TRANSFER AGENT

     The transfer agent of our common stock is Signature Stock Transfer, Inc. of Dallas, Texas.

PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock," for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and

(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                         SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the 17,000,000 shares of common stock to be issued under the Investment Agreement, or underlying the warrants to be issued under the Investment Agreement, may be resold without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act.

OUTSTANDING RESTRICTED STOCK

     10,282,761 outstanding shares of common stock are restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

PREFERRED STOCK

     There are 14,865 shares of preferred stock currently outstanding held by 3 shareholders of record. Each preferred share will automatically convert to 1,000 shares of common stock of the Company on October 12, 2001. The shares of common stock to be issued upon the conversion of the preferred stock may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144.

WARRANTS

     The resale of shares of common stock to be issued upon the exercise of the warrants issued or issuable to Swartz Private Equity, LLC under the Investment Agreement are being registered by this offering statement.


                              PLAN OF DISTRIBUTION

     The selling shareholder is free to offer and sell its common shares at such times, in such manner and at such prices as it may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The selling shareholder does not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

     The selling shareholder may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commission from the selling shareholder. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholder is, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

     Because the selling shareholder is an "underwriter" within the meaning of
Section 2(11) of the Securities Act, it will be subject to prospectus delivery requirements.

     We have informed the selling shareholder that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to its sales in the market and have provided the selling shareholder with a copy of such rules and regulations.

     The selling shareholder also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.


                               SELLING SHAREHOLDER

     The following table sets forth certain information with respect to the selling shareholder as of June 15, 2000. The selling shareholder is not currently an affiliate of the Company, and has not had a material relationship with the Company during the past three years, other than as a holder of securities of the Company and the negotiation of the Investment Agreement.

                                                                                              Amount and Percentage
                                        Beneficial Ownership of      Maximum Number of           of Common Stock
                                           Common Stock as of      Shares of Common Stock        Beneficially Owned
                    Name                     June 15, 2000         Offered for Offering        After the Offering(1)
      --------------------------------- ------------------------- ------------------------- --------------------------
                                                                                                Number          %
                                                                                            -------------- -----------

      Swartz Private Equity, LLC                 648,000(2)               648,000               0            *
      Swartz Private Equity, LLC              16,352,000(3)            16,352,000               0            *

------------------

*     Less than 1%

(1) Assumes that the selling shareholder will sell all of the shares of common stock offered hereby. We cannot assure you that the selling shareholder will sell all or any of the shares offered hereunder.

(2) This number represents 648,000 shares of common stock issuable upon exercise of outstanding Commitment Warrants which are currently exercisable, which represents 4% of our issued and outstanding common stock as of June 15, 2000.

(3) This number includes (solely for purposes of this prospectus) up to an aggregate of 14,865,455 shares of our common stock that we may sell to Swartz pursuant to the Investment Agreement and 1,486,545 shares of common stock underlying Purchase Warrants issuable in connection with the Investment Agreement, which shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz. It is expected that Swartz will not beneficially own more than 9.9% of our outstanding common stock at any time.


INVESTMENT AGREEMENT

     OVERVIEW. On June 9, 2000, we entered into an Investment Agreement with Swartz Private Equity, LLC. The Investment Agreement entitles us to issue and sell our common stock for up to an aggregate of $30 million from time to time during a three-year period following the effective date of this registration statement. This is also referred to as a put right.

     PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days' advance notice to Swartz of the date on which we intend to exercise a particular put right, and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $2 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of common shares sold to Swartz may not exceed 15% of the aggregate daily reported trading volume, excluding block trades of the greater of 20,000 shares of common stock or $50,000 worth of common stock, during a period which begins on the business day immediately following the day we invoked the put right and ends on and includes the day which is twenty business days after the date we invoked the put right and may not exceed 15% of the aggregate daily reported trading volume, excluding block trades of the greater of 20,000 shares of common stock or $50,000 worth of common stock, for the 20 business days immediately preceding the day we invoked the put right.


     Swartz will pay us the market price minus a $.10 discount or 92% of the market price for each share of common stock under the put, whichever is less. Market price is defined as the lowest intra-day trade price for the common stock during the applicable pricing period which consists of the twenty business-day period following the date notice of the put which was provided to Swartz. However, the market price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

     WARRANTS. Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will be exercisable at a price which will initially equal 115% of the market price for the applicable put. The warrants will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter.

     LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Swartz is not required to acquire and pay for any common shares with respect to any particular put for which:

     o we have announced or implemented a stock split or combination of our common stock;
     o we have paid a common stock dividend or set a record date for the payment of a dividend;
     o we have made a distribution of our common stock or of all or any portion of our assets between the put notice date and the date the particular put closes; or
     o we have announced or consummated a major transaction (including a transaction which constitutes a change of control) between the advance put notice date and the end of the pricing period for that put.

     SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

     CANCELLATION OF PUTS. We must cancel a particular put if, between the date of the advance put notice and the last day of the pricing period:

     o we discover an undisclosed material fact relevant to Swartz's investment decision;
     o the registration statement registering resales of the common shares becomes ineffective; or
     o    shares are delisted from the then primary exchange.

     However, the put will remain in effect for the number of shares specified in the put notice for the shortened pricing period which will end on the day prior to the date of delivery of the put cancellation notice.

     SHAREHOLDER APPROVAL. We may currently issue more than 20% of our outstanding shares. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

     TERMINATION OF INVESTMENT AGREEMENT. We may also terminate our right to initiate further puts or terminate the Investment Agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the Investment Agreement or any related agreement.

     RESTRICTIVE COVENANTS. During the term of the Investment Agreement and for a period of one year thereafter, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock and the issuance of certain other equity securities. We are also prohibited from entering into any private equity line type agreements similar to the Investment Agreement without obtaining Swartz's prior written approval.

     RIGHT OF FIRST REFUSAL. Swartz has a right of first refusal to purchase any equity securities or convertible debt securities offered by us in any private transaction which closes on or prior to one year after the termination of the investment agreement.

     SWARTZ'S RIGHT OF INDEMNIFICATION. We are obligated to indemnify Swartz (including their shareholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the Investment Agreement, our registration rights agreement, other related agreements, or the registration statement.


                                  LEGAL MATTERS

     The validity of the shares of common stock being offered hereby will be passed upon for the Company by Luce, Forward, Hamilton and Scripps LLP, San Diego, California.


                                     EXPERTS

     The financial statements of the Company at June 30, 1999 and of the entity entitled SalesRepCentral.com, Ltd. (which merged into the Company on October 26,
1999) at August 31, 1999 which appear in this prospectus and registration statement have been audited by Barry L. Friedman, PC, independent auditor, as set forth on his reports thereon appearing elsewhere in this prospectus, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of SalesRepCentral.com filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and pursuant to those requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Reports, proxy and information statements filed under Sections 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC, including copies of the registration statement, can be inspected and copied SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
Our Internet web site is www.SalesRepCentral.com.

     We intend to furnish our shareholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS

                               SALESREPCENTRAL.COM
                      (FORMERLY VAN AMERICAN CAPITAL, LTD.)

                              FINANCIAL STATEMENTS
                                  JUNE 30, 1999

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          F-3

FINANCIAL STATEMENTS OF VAN AMERICAN CAPITAL, LTD. (now known as
  SalesRepCentral.com, Inc.)
     BALANCE SHEET                                                          F-4
     STATEMENT OF OPERATIONS                                                F-6
     STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)                            F-7
     STATEMENT OF CASH FLOWS                                                F-8
     NOTES TO FINANCIAL STATEMENTS                                          F-9


                          INTERIM FINANCIAL STATEMENTS
                                 MARCH 31, 2000

FINANCIAL STATEMENTS OF SALESREPCENTRAL.COM, INC.
     CONSOLIDATED BALANCE SHEET                                             F-15
     CONSOLIDATED STATEMENT OF OPERATIONS                                   F-16
     CONSOLIDATED STATEMENT OF CASH FLOWS                                   F-17
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             F-18


                               SALESREPCENTRAL.COM
         (Prior to Merger with Van American Capital, Ltd., now known as
                           SalesRepCentral.com, Inc.)

                              FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          F-20

FINANCIAL STATEMENTS
     CONSOLIDATED BALANCE SHEET                                             F-21
     CONSOLIDATED STATEMENT OF OPERATIONS                                   F-22
     CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)               F-23
     CONSOLIDATED STATEMENT OF CASH FLOWS                                   F-24
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             F-25

                            VAN AMERICAN CAPITAL LTD.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS
                                  JUNE 30, 1999


                                TABLE OF CONTENTS



                                                                          PAGE #
                                                                          ------

         INDEPENDENT AUDITORS REPORT                                       F-3
         -----------------------------------------------------------------------

         ASSETS                                                            F-4
         -----------------------------------------------------------------------

         LIABILITIES AND STOCKHOLDERS' EQUITY                              F-5
         -----------------------------------------------------------------------

         STATEMENT OF OPERATIONS                                           F-6
         -----------------------------------------------------------------------

         STATEMENT OF STOCKHOLDERS' EQUITY                                 F-7
         -----------------------------------------------------------------------

         STATEMENT OF CASH FLOWS                                           F-8
         -----------------------------------------------------------------------

         NOTES TO FINANCIAL STATEMENTS                               F-9 to F-13
         -----------------------------------------------------------------------

                      [BARRY L. FRIEDMAN, P.C. LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT

Board of Directors                                            September 17, 1999
Van American Capital Ltd.
San Diego, California

         I have audited the accompanying Balance Sheets of Van American Capital Ltd., (A Development Stage Company), as of June 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the period July 23, 1998, (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Van American Capital Ltd. (A Development Stage Company), as of June 30, 1999, and the results of its operations and cash flows for the period July 23, 1998, (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

                            VAN AMERICAN CAPITAL LTD.
                          (A Development Stage Company)


                                  BALANCE SHEET


                                     ASSETS


                                                                        JUNE
                                                                        30, 1999
                                                                        --------

CURRENT ASSETS
     CASH                                                               $    844
                                                                        --------

     TOTAL CURRENT ASSETS                                               $    844
                                                                        --------

OTHER ASSETS
ORGANIZATION COST (NET)                                                 $    694
                                                                        --------

     TOTAL OTHER ASSETS                                                 $    694
                                                                        --------



TOTAL ASSETS                                                            $  1,538
                                                                        --------





The accompanying notes are an integral part of these financial statements

                                  VAN AMERICAN CAPITAL LTD.
                                (A Development Stage Company)

                                        BALANCE SHEET

                             LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                        JUNE
                                                                        30, 1999
                                                                        --------

CURRENT LIABILITIES                                                     $      0
                                                                        --------

    TOTAL CURRENT LIABILITIES                                           $      0
                                                                        --------

STOCKHOLDERS' EQUITY (Note #4)

    Common stock
    PAR VALUE, $.001
    Authorized 50,000,000 shares
    Issued and outstanding at

    June 30, 1999 -
    22,715,000 shares                                                   $ 22,715

    Additional Paid-In Capital                                           -14,215

    Deficit accumulated during
    Development stage                                                     -6,962
                                                                        --------

TOTAL STOCKHOLDERS' EQUITY                                              $  1,538
                                                                        --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                                    $  1,538
                                                                        --------




The accompanying notes are an integral part of these financial statements

                            VAN AMERICAN CAPITAL LTD.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS


                                                                   Jul. 23, 1998
                                                                    (Inception)
                                                                    to June 30,
                                                                       1999
                                                                   -------------

INCOME
Revenue                                                              $         0
                                                                     -----------


EXPENSES

General and Administrative                                           $     1,348
Amortization                                                                 156
Licenses and Fees                                                          5,458
                                                                     -----------

        TOTAL EXPENSES                                               $     6,962
                                                                     -----------


NET PROFIT/LOSS (-)                                                  $    -6,962
                                                                     -----------



Net Profit/Loss(-)
per weighted share
(Note #1)                                                            $    -.0003
                                                                     -----------


Weighted average
Number of common
shares outstanding                                                    22,715,000
                                                                     -----------





The accompanying notes are an integral part of these financial statements

                            VAN AMERICAN CAPITAL LTD.
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                         Additional      Accumu-
                                Common          Stock      paid-in        lated
                                Shares         Amount      Capital       Deficit
                                ------         ------      -------       -------


July 23, 1998
Issued for cash              2,000,000     $   2,000     $       0      $      0

September 11, 1998
Issued for Cash                 36,000            36         3,564

December 24, 1998
Issued for cash                 29,000            29         2,871

December 28, 1998
Forward stock split
11:1                        20,650,000       +20,650       -20,650

Net loss, July 23,
1998 (inception) to
June 30, 1999                                                             -6,962
                            ----------     ---------     ---------      --------
Balance,
June 30, 1999               22,715,000     $  22,715     $ -14,215      $ -6,962
                            ==========     =========     =========      ========



The accompanying notes are an integral part of these financial statements

                            VAN AMERICAN CAPITAL LTD
                          (A Development Stage Company)


                             STATEMENT OF CASH FLOWS

                                                                   Jul. 23, 1998
                                                                    (Inception)
                                                                    to June 30,
                                                                       1999
                                                                   -------------

CASH FLOWS FROM
OPERATING ACTIVITIES

    Net Loss                                                       $     -6,962
    Amortization                                                           +156

    Adjustment to
    Reconcile net loss
    To net cash provided
    by operating
    Activities                                                                0


Changes in assets and
Liabilities                                                                   0
                                                                   -------------


NET CASH USED IN
OPERATING ACTIVITIES                                               $     -6,806

CASH FLOWS FROM
INVESTING ACTIVITIES
Organization costs                                                         -850

CASH FLOWS FROM
FINANCING ACTIVITIES

    Issuance of Common
    Stock for Cash                                                       +8,500
                                                                   -------------

Net Increase (decrease) cash                                       $       +844

Cash,
Beginning of period                                                           0
                                                                   -------------

Cash, End of Period                                                $        844
                                                                   -------------


The accompanying notes are an integral part of these financial statements

                            VAN AMERICAN CAPITAL LTD.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1999


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

         The Company was organized JULY 23, 1998, under the laws of the State of Nevada as VAN AMERICAN CAPITAL LTD., INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounting Method

                  The Company records income and expenses on the accrual method.

         Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and equivalents

                  The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 1999.

                            VAN AMERICAN CAPITAL LTD.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  JUNE 30, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Income Taxes

                  Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

         Organization Costs

                  Costs incurred to organize the Company are being amortized on a straight-line basis over a sixty-month period.

         Loss Per Share

                  Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 30, 1999, the Company had no dilative common stock equivalents such as stock options.

         Year End

                 The Company has selected June 30th as its year-end.

                            VAN AMERICAN CAPITAL LTD.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  JUNE 30, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


         Year 2000 Disclosure

                  Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of normal business activities.

                  The company's potential software suppliers have verified that they will provide only certified "Year 2000" compatible software for all of the company's computing requirements. Because the company's products and services are sold to the general public with no major customers, the company believes that the "Year 2000" issue will not pose significant operational problems and will not materially affect future financial results.

NOTE 3 - INCOME TAXES

         There is no provision for any future income taxes for the period after July 1, 1999, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of June 30, 1999, is as follows:

                 Net operation loss carry forward                       $ 4,754
                 Valuation allowance                                    $ 4,754
                 Net deferred tax asset                                 $     0


         The federal net operating loss carry forward will expire between now and 2019.

         This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

                            VAN AMERICAN CAPITAL LTD.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1999,


NOTE 4 - STOCKHOLDERS' EQUITY

         Common Stock

         The authorized common stock of the corporation consists of 50,000,000 shares with a par value $.001 per share.

         Preferred Stock

         Van American Capital Ltd. has no preferred stock.

         On July 23, 1998 the company issued 2,000,000 shares for consideration of $2,000 to its directors.

         On September 11, 1998, the Company issued 36,000 shares of its $.001 par value common stock for cash of $3,600.00.

         On December 24, 1998, the company issued 29,000 shares of its $.001 par value common stock for cash of $2,900.00.

         On December 28, 1998, the company forward stock split 11:1 thus increasing the number of outstanding shares from 2,065,000 shares to 22,715,000 common shares.

NOTE 5 - GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company. Until that time, the stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.

                            VAN AMERICAN CAPITAL LTD.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  JUNE 30, 1999


NOTE 6 - RELATED PARTY TRANSACTIONS

         The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.



NOTE 7 - WARRANTS AND OPTIONS

         There are no warrants or options outstanding to acquire any additional share of common stock.

                           SALESREPCENTRAL.COM, INC.
                         (A Development Stage Company)

                          INTERIM FINANCIAL STATEMENTS
                                 MARCH 31, 2000

                                                          March 31,
                                                            2000
                                                         (unaudited)
                                  ASSETS
Current assets:
  Cash in bank                                                    $700,107
                                                       -------------------
Total current assets                                              $700,107

Fixed Assets
  Furniture & Fixtures                                              10,544
  Leasehold Improvements                                             9,252
  Equipment                                                         55,446
  Vehicles                                                          20,000
                                                          ----------------
Total Fixed Assets                                                  95,242

Other Assets
  Deposits/Security                                                 11,465
                                                           ---------------
  Total Assets                                                    $806,814
                                                               ===========

                          LIABILITIES & CAPITAL

Current Liabilities
  Loans Payable                                                  $(19,903)

                                                        ------------------
  Total Current Liabilities                                      $(19,903)

Capital
  Common Stock/Investors                                         1,569,000
  Net Income or (Loss)                                           (742,283)
                                                       -------------------
  Total Capital                                                    826,717
                                                       -------------------
Total Liabilities & Capital                                       $806,814
                                                               ===========

                                                     Three Months Ended
                                                       March 31, 2000

Income                                                               22.00

Cost of Sales
  Subcontractors & Profesional Services                           $185,778
  Materials & Supplies                                              15,103
                                                         -----------------
  Total Cost of Sales                                             $200,880
                                                         -----------------
  Gross Profit                                                   (200,858)
                                                         -----------------

Operating Expenses                                                 203,709
                                                         -----------------
  Total Operating Expenses                                         203,709
                                                         -----------------
  Net Income Before Taxes                                        (404,567)
                                                         -----------------
Net Income of (Loss)                                      $      (404,567)
                                                             =============

                                                       Three Months Ended
                                                         March 31, 2000


Funds Sources:
Revenue From Operations                                         $(392,915)
  Add:  Expenses reducing net Revenue
           Not Affecting cash

  Changes in Assets & Liabilities

  Leasehold Improvements                                             (616)
  Equipment                                                        (27098)
  Furniture & Fixtures                                             (10544)
  Deposits                                                          (8423)
  Loans Payable                                                    (16985)

  Net Amount From Operations                                     (456,581)

  Other Sources of Funds:
     Common stock/Investors                                      1,114,000
                                                         -----------------
  Total Funds Provided                                           1,114,000
                                                                 =========

  Total Funds Uses                                                 657,419
                                                         -----------------
  Net Increase (Decrease)
  In cash                                                         $656,831

  Cash Balance, Beginning                                          $43,276
                                                         -----------------
  Cash Balance, Ending                                            $700,107
                                                                ==========

1.   Statement of Information Furnished

The accompanying unaudited consolidated financial statements have been prepared in accordance with Form 10-QSB instructions and in the opinion of management contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of March 31, 2000, the results of operations ended March 31, 2000 and the cash flows ended March 31, 2000. These results have been determined on the basis of generally accepted accounting principles and practices and applied consistently with those used in the preparation of the Company's Audited Financials ending December 31, 1998 as filed in Form 10SB.

                            Salesrepcentral.com, Inc.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS


                                 August 31, 1999




                                TABLE OF CONTENTS


                                                     PAGE #


     INDEPENDENT AUDITORS REPORT                       F-20


     ASSETS                                            F-21


     LIABILITIES AND STOCKHOLDERS' EQUITY              F-21


     STATEMENT OF OPERATIONS                           F-22


     STATEMENT OF STOCKHOLDERS' EQUITY                 F-23


     STATEMENT OF CASH FLOWS                           F-24


     NOTES TO FINANCIAL STATEMENTS                 F-25 to F-29

                          INDEPENDENT AUDITORS' REPORT

Board of Directors                          October 18, 1999
Salesrepcentral.com, Inc.
Las Vegas, Nevada

     I have audited the accompanying Balance Sheets of Salesrepcentral.com, Inc. (A Development Stage Company), as of August 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the period May 12, 1999 (inception) to August 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Salesrepcentral.com, Inc. (A Development Stage Company), as of August 31, 1999, and the results of its operations and cash flows for the period May 12, 1999 (inception) to August 31, 1999, in conformity with generally accepted accounting principles.
     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has no established source of revenue.
This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Barry Friedman
___________________________
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)
                              August 31, 1999

                               BALANCE SHEET

                                  ASSETS

CURRENT ASSETS
  Cash                                            $   7,183
                                              -------------
TOTAL CURRENT ASSETS                              $   7,183
                                              -------------
OTHER ASSETS
  Leasehold Improvements (Net) (Note #2)          $   8,158
  Equipment (Net) (Note #2)                          19,025
  Security Deposit                                    3,042
                                              -------------
  TOTAL OTHER ASSETS                              $  30,225
                                              -------------
TOTAL ASSETS                                      $  37,408
                                              =============


                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                $   1,856
  Officers Advances (Note #8)                        20,000
                                              -------------
  TOTAL CURRENT LIABILITIES                       $  21,856
                                              -------------
STOCKHOLDERS' EQUITY (Note #4)

  Preferred Stock
  Par value $0.001
  Authorized 10,000,000 shares
  Issued and outstanding at
  August 31, 1999-None                            $       0

  Common stock
  Par value $0.001
  Authorized 100,000,000 shares
  Issued and outstanding at
  August 31, 1999 -
  20,750,000 shares                                  20,750

  Additional Paid-In Capital                         99,250

  Deficit accumulated during
  Development stage                                 -104,448
                                                 -----------
TOTAL STOCKHOLDERS' EQUITY                         $  15,552
                                                 -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                               $  37,408
                                                 ===========



 The accompanying notes are an integral part of these financial statements

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)
               May 12, 1999 (inception), to August 31, 1999

                          STATEMENT OF OPERATIONS


INCOME
Revenue                                            $       0
                                                 -----------

EXPENSES

Amortization                                       $     480
Automobile expenses                                      111
Auto/Gas                                                 299
Auto/Lease                                               760
Bank Charges                                              79
Continuing Education                                   2,400
Depreciation                                             322
Domain Name                                              350
Dues & Subscriptions                                      50
Insurance                                              1,783
Legal & Accounting                                     1,236
Moving Expenses                                          638
Office Expense                                         9,791
Outside Services                                       8,983
Parking                                                  528
Printing                                               1,350
Postage & Delivery                                     1,317
Professional Services                                 49,593
Promotion & Entertainment                              1,582
Rent                                                   6,084
Repairs & Maintenance                                     64
Travel                                                13,883
Telephone                                              2,765
                                                ------------
     TOTAL EXPENSES                                $ 104,448
                                                ------------
NET PROFIT/LOSS (-)                                $-104,448
                                                ============
Net Profit/Loss(-)
per weighted share
(Note #1)                                          $  -.0050
                                                ------------
Weighted average
Number of common
shares outstanding                                20,750,000
                                                ------------

 The accompanying notes are an integral part of these financial statements

                        Salesrepcentral.com, Inc.
                       (A Development Stage Company)



               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                              Additional    Accumu-
                      Common        Stock      paid-in       lated
                      Shares        Amount     Capital      Deficit

June 15, 1999
Issued for Services  20,000,000   $ 20,000         $ 0

June 15, 1999
Issued for Cash         750,000        750      99,250

Net loss May 12,
1999 (inception) to
August 31, 1999                                            -104,448
                 -------------  ----------  ----------  -----------
Balance,
August 31, 1999     20,750,000    $ 20,750    $ 99,250  $  -104,448
                ==============  ==========  ==========  ===========


 The accompanying notes are an integral part of these financial statements

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)
               May 12, 1999 (inception), to August 31, 1999

                          STATEMENT OF CASH FLOWS

Cash Flows from
Operating Activities

  Net Loss                                         $-104,448

  Adjustment to
  Reconcile net loss
  To net cash provided
  by operating
  Activities

  Amortization of Leasehold Improvements                +480
  Depreciation                                          +322
  Issue Common Stock
  For Services                                       +20,000

Changes in assets and
Liabilities

  Leasehold Improvements                             -8,638
  Equipment                                         -19,347
  Security Deposit                                   -3,042
  Accounts Payable                                   +1,856
  Officers Advances                                 +20,000
                                             --------------
Net cash used in
Operating activities                               $ -92,817

Cash Flows from
Investing Activities                                       0

Cash Flows from
Financing Activities

  Issuance of Common
  Stock for Cash                                    +100,000
                                            ----------------
Net Increase (decrease)                            $   7,183

Cash, Beginning of period                                  0
                                            ----------------
Cash, End of Period                                $   7,183
                                            ----------------

 The accompanying notes are an integral part of these financial statements

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                       NOTES TO FINANCIAL STATEMENTS

                              August 31, 1999



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized May 12, 1999, under the laws of the State of Nevada as Salesrepcentral.com, Inc. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method

          The Company records income and expenses on the accrual method.

     Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents

          The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of August 31, 1999.

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                              August 31, 1999


      NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Income Taxes

          Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Loss Per Share

          Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of August 31, 1999, the Company had no dilative common stock equivalents such as stock options.

     Year End

         The Company has selected December 31 as its year-end.

     Policy in Regards to Issuance of Common Stock in a Non-Cash
     Transaction

         The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                              August 31, 1999


      NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Year 2000 Disclosure

          Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of normal business activities.

          The company's potential software suppliers have verified that they will provide only certified "Year 2000" compatible software for all of the company's computing requirements. Because the company's products and services are sold to the general public with no major customers, the company believes that the "Year 2000" issue will not pose significant operational problems and will not materially affect future financial results.

     Equipment And Leasehold Improvements

          Equipment  and  leasehold  improvements  are  valued   at   cost.
          Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets.

NOTE 3 - INCOME TAXES

     There is no provision for income taxes for the period ended August 31, 1999, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of August 31, 1999 is as follows:

         Net operation loss carry forward    $       0
         Valuation allowance                 $       0

         Net deferred tax asset              $       0

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                              August 31, 1999


NOTE 4 - STOCKHOLDERS' EQUITY


     Common Stock

     The authorized common stock of the corporation consists of 100,000,000 shares with a par value $0.001 per share.

     Preferred Stock

     The corporation has authorized preferred stock of 10,000,000 shares with a par value of $0.001.


     On June 15, 1999, the Company issued 20,000,000 shares of its $0.001 par value common stock for services of $20,000.

     On June 15, 1999, the Company issued 750,000 shares of its $0.001 par value common stock for cash of $100,000.



NOTE 5 - GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                         Salesrepcentral.com, Inc.
                       (A Development Stage Company)


                 NOTES TO FINANCIAL STATEMENTS (Continued)

                              August 31, 1999


NOTE 6 - RELATED PARTY TRANSACTIONS

     The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 7 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional share of common stock.


NOTE 8 - OFFICERS ADVANCES

     While the Company is seeking additional capital through a merger with an existing operating company or a public offering, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free. As of August 31, 1999, the amount advanced is $20,000.

NOTE 9 - OFFICE LEASE

     On July 1, 1999, the Company entered into an operating lease for 1,690 square feet of executive office space in Los Angeles, California, which expires June 30, 2002. Total rent to be paid for the period July 1, 1999, to June 30, 2002, is $109,512, (36 months X $3,042).
     Upon execution of the lease the Company had to make a security deposit of $3,042.

------------------------------------------------  ------------------------------
     YOU SHOULD RELY ONLY ON THE INFORMATION
CONTAINED IN THIS PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH
INFORMATION DIFFERENT FROM THE INFORMATION
CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT
MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE
SECURITIES. THE INFORMATION IN THIS DOCUMENT
MAY ONLY BE ACCURATE ON THE DATE OF THIS
DOCUMENT.                                                 17,000,000 SHARES
                                                           OF COMMON STOCK



                     TABLE OF CONTENTS

                                            PAGE
                                            ----
PROSPECTUS SUMMARY...........................1
RISK FACTORS.................................3
USE OF PROCEEDS..............................8
PRICE RANGE OF COMMON STOCK..................8         SALESREPCENTRAL.COM, INC.
DIVIDEND POLICY..............................9
MANAGEMENT'S DISCUSSION AND ANALYSIS OR
     PLAN OF OPERATION.......................9
BUSINESS....................................11
MANAGEMENT..................................18
CERTAIN TRANSACTIONS........................19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
     OWNERS AND MANAGEMENT..................19
DESCRIPTION OF SECURITIES...................20
SHARES ELIGIBLE FOR FUTURE SALE.............22
PLAN OF DISTRIBUTION........................22
SELLING SHAREHOLDER.........................23               PROSPECTUS
LEGAL MATTERS...............................25
EXPERTS.....................................25
AVAILABLE INFORMATION.......................25
INDEX TO FINANCIAL STATEMENTS..............F-1




                                                            June 23, 2000

------------------------------------------------  ------------------------------

                    PART II

    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Nevada General Corporation Law and our Amended and Restated Articles of Incorporation and our By-Laws, our directors will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     The effect of this provision in our Amended and Restated Articles of Incorporation and By-Laws is to eliminate the rights of our company and our shareholders (through shareholder's derivative suits on behalf of our company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
(vi) above. This provision does not limit nor eliminate the rights of our company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our By-Laws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE                                                        AMOUNT
-----------------                                                       --------
SEC registration fee...............................................     $  7,673
Accounting fees and expenses.......................................        1,000
Legal fees and expenses............................................       30,000
Printing and related expenses......................................       10,000
Blue sky legal fees and expenses...................................        5,000
                  TOTAL............................................     $ 53,673

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     Shareholders of SalesRepCentral.com who held shares prior to the merger with Van American Capital, Ltd. received 9,798,150 shares of Van American Capital, Ltd. based upon the terms of the merger agreement. The Company relied on Rule 506 as the basis of exemption from registration, as identified on the Form D filed with the Commission. Ralph Massetti, Director, President and Chief Executive Officer of the Company, received 8,898,750 shares of the Company in the merger transaction, as he was a major shareholder of SalesRepCentral.com prior to the merger.

     In November 1999, the Company offered and sold 468,000 shares of common stock for $321,000. This offering was not accompanied by general advertisement or general solicitation. The Company relied on Rule 505 of Regulation D as the basis of exemption from registration, as identified on the Form D filed with Commission.

     Warrants issued to Swartz Private Equity on May 3, 2000 for 648,000 shares of common stock were issued in reliance on Section 4(2) of the Act.

ITEM 27. EXHIBITS.

Exhibit
   No.   Description
-------  -----------

2.1 Acquisition Agreement and Plan of Merger between Van American Capital, Ltd. and SalesRepCentral.com, Inc.

2.2 Articles of Merger between Van American Capital, Ltd. and SalesRepCentral.com, Inc.

3.1      Amended and Restated Articles of Incorporation of Van American Capital,
         Ltd.

3.2 Certificate of Amendment of Articles of Incorporation of Van American Capital, Ltd.

3.3      By-Laws of Van American Capital, Ltd.

3.4 Amendment to By-Laws of SalesRepCentral.com, Inc. (formerly known as Van American Capital, Ltd.).

4.1      Investor Commitment Warrant dated May 17, 2000.

4.2 Investment Agreement dated June 9, 2000 between the Company and Swartz Private Equity, LLC.

4.3 Registration Rights Agreement dated June 9, 2000 between the Company and Swartz Private Equity, LLC.

4.4 Form of Purchase Warrant to be issued to Swartz Private Equity, LLC pursuant to the Investment Agreement.

5.       Opinion of Luce, Forward, Hamilton & Scripps LLP.

10.1     Standard Sublease between the Company and Aquarius Medical Corporation.

10.2     Bill of Sale between the Company and Lackey, L.L.C.

10.3 Form of Advertising Contracts between the Company and Blazers Airport Advertising.

10.4 Form of Advertising Contracts between the Company and Transportation Media, Inc.

23.1     Consent of Luce, Forward, Hamilton & Scripps LLP (contained in Exhibit
         5).

23.2 Consent of Barry L. Friedman, P.C., Independent Auditor for June 30, 1999 audited financial statements for Van American Capital, Ltd. (now SalesRepCentral.com).

23.3 Consent of Barry L. Friedman, P.C., Independent Auditor for August 31, 1999 audited financial statements for SalesRepCentral.com prior to merger with Van American Capital, Ltd.

27.1     Financial Data Schedule for the period ending March 31, 2000
         (unaudited).

27.2     Financial Data Schedule for the period ending June 30, 1999 (audited).

ITEM 28. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale, State of Arizona, on June 23, 2000.




                                                SALESREPCENTRAL.COM, INC.


Date:  June 23, 2000                            By: /s/ Ralph Massetti
                                                    ----------------------------
                                                    Ralph Massetti, President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


        SIGNATURE                          TITLE                        DATE


/s/ Ralph Massetti          Chief Executive Officer and Director   June 23, 2000
--------------------------
Ralph Massetti